UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

Commission File Number 333-154989

ENTEST BIOMEDICAL, INC.

(Exact Name of Company as Specified in Charter)

Nevada	26-3431263
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4700 Spring Street, Suite 304, La Mesa California	91942
(Address of principal executive offices)	(Zip Code)

619-702-1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 30, 2015 Entest Biomedical, Inc. (the “Company”) issued 14,800,000 of shares of the Company’s common stock (“Shares”) to David Koos, the Company’s Chairman, Chief Executive Officer and Acting Chief Financial Officer in satisfaction of $148,000 of accrued salary; such accrued salary consisting of compensation earned by David Koos as of January 31, 2015 but not yet paid to David Koos as of July 29, 2015.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The Shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the Shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

As of July 31, 2015 the Company has 32,170,487 shares of common stock issued and outstanding. As of July 31, 2015 there are 16,870,486 common shares in the public float

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

Dated: July 31, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer